Exhibit (a)(16)

Time Sensitive Materials Depositary's Notice of Extraordinary General Meeting of ELAN CORPORATION, PLC (the “Company”) June 17, 2013 To be counted, your Voting Instructions need to be received by the Depositary prior to 3:00 P.M. (New York City time) on June 13, 2013. ADSs: American Depositary Shares (“ADSs”), some of which are evidenced by American Depositary Receipts (“ADRs”). ADS CUSIP No.: 284131208 and 292910015. ADS Record Date: May 23, 2013. Meeting Specifics: In connection with the Transactions announced by the Company on May 13, 2013 and May 20, 2013 an Extraordinary General Meeting (the “EGM”) is to be held on June 17, 2013 at 10:00 A.M. (Irish time), at The O’Callaghan Davenport Hotel, 8/10 Merrion Street Lower, Dublin 2, Ireland. Meeting Agenda: The Resolutions being considered at the EGM is summarised on the reverse side of the EGM Proxy Card. Full details regarding the Resolutions, the Transactions and other relevant information is available on www.elan.com. ADS Voting Instructions Deadline: On or before 3:00 P.M. (New York City time) on June 13, 2013. Deposited Securities: Ordinary shares, par value €0.05 per share (the “Shares”), of Elan Corporation, plc, a company organized under the laws of the Republic of Ireland. ADS Ratio: 1 Share to 1 ADS. Depositary: Citibank, N.A. Custodian of Citibank, N.A., London Branch. Deposited Securities: Deposit Agreement: Amended and Restated Deposit Agreement, dated as of February 3, 2012, by and among the Company, the Depositary and all Holders and Beneficial Owners of ADSs issued thereunder.

The Company has announced that an Extraordinary General Meeting (the "EGM") will be held at the date, time and location identified above. The resolution being considered at the EGM are summarized on the reverse side of the EGM Proxy Card. Full details regarding the resolutions and other relevant information related to the meeting are available at www.elan.com. Holders of ADSs wishing to give voting instructions to the Depositary must sign, complete and return the enclosed Voting Instructions prior to the ADS Voting Instructions Deadline in the enclosed pre-addressed envelope. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall, as soon as practicable after such receipt and as long as permitted under applicable law, the provisions of the Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with such voting instructions. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated in the Deposit Agreement. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted. Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders. The enclosed materials are provided to allow you to vote at the Meeting of the Company. There are three ways to vote: a) Via the Internet, which is available only if you do not hold your ADSs through a custodian, broker or other agent, as follows: · Access the website www.citi.com/dr; · Click on “Investors” and then click on “Voting by Internet”; · Enter your Proxy Access Number which is the circled number located on the front of the card in the shaded bar; and · Complete the Voting Instructions provided on the Internet site by the Voting Instructions Deadline. · · · With your Smartphone: If you are a registered ADR Holder, i.e. you do not hold your ADSs through a custodian, broker or other agent, please follow these instructions: Scan the QR code (“Quick Response Code”) from the front of the card with your Smartphone. Most Smartphone’s have a QR reader already installed, but you may need to download the reader and install it. Most application stores provide several QR code readers to choose from at no cost. Enter your Proxy Access Number which is the circled number located on the front of the card in the shaded bar. Complete the Voting Instructions provided on the mobile optimized website by the Voting Deadline. A holder of ADSs through a custodian, broker or other agent should, in order to vote through Internet, should refer to other information provided by such agent. b) By Telephone, which is available only if you do not hold your ADSs through a custodian, broker or other agent, as follows: · Call the telephone voting access number: 1-800-652-VOTE (8683); · Enter your Proxy Access Number which is the circled number located on the front of the card in the shaded bar. · Complete the Voting Instructions as indicated on a recording by the Voting Deadline. ____________________ * As set forth in Section 4.10 of the Deposit Agreement, Holders of record of ADSs as of the close of business on the ADS Record Date will be entitled, subject to applicable provisions of the laws of the Republic of Ireland, the Memorandum and Articles of Association of the Company and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holders' ADSs.

A holder of ADS through a custodian, broker or other agent should, in order to vote by telephone, refer to other information provided by such agent. c) By voting card sent via mail, as follows: · Complete all of the required information on the Voting Card; · Sign the Voting Card; and, · Return the Voting Card by the Voting Instructions Deadline to Citibank, N.A., P.O. Box 43099, Providence, Rhode Island 02940-5000. A holder of ADSs through a custodian, broker or other agent may have special instructions from such agent. If you wish to attend the Meeting in person and you are a Registered Holder of ADSs or you hold your ADSs through a custodian, broker or another agent, please call Citibank, N.A. at telephone number 1-866-246-9032. For shareholders who wish to receive a copy of the Notice of the Meeting, please call 1-866-246-9032 (U.S.) and +1-781-575-4555 (International). The information contained herein with respect to the Meeting has been provided by the Company. Citibank, N.A. is forwarding this information to you solely as Depositary and in accordance with the terms of the Deposit Agreement and disclaims any responsibility with respect to the accuracy of such information. Citibank, N.A. does not, and shall not be deemed to, express any opinion with respect to the proposals to be considered at the Meeting. The rights and obligations of Holders and Beneficial Owners of ADSs, the Company and the Depositary are set forth in their entirety in the Deposit Agreement and summarized in the ADRs. If you wish to receive a copy of the Deposit Agreement, please contact the Depositary at the number set forth below. If you have any questions about the way in which Voting Instructions may be delivered to the Depositary, please contact Citibank, N.A. - ADR Shareholder Services at 1-866-246-9032. Citibank, N.A., as Depositary